UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2012
NET PROFITS TEN INC.

(Exact name of registrant as specified in its charter)
Nevada	000-54694	77-0716386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7956 Gen Luna Street, Quiapo Metro, Manila, Philippines
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(209) 694-4885
1736 Angel Falls Street, Las Vegas, NV, 8914-1230
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 5.01 Item 5.02
Entry Into Material Definitive Agreement
Changes in Control of Registrant
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2012, Net Profits Ten Inc. (the “Company”, “we”, “us”) received a resignation from Gilad David as our President and Treasurer.  Mr. David’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.  In his place, we appointed Mr. Marlon Liam as our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer.  We also increased the number of directors on the Company’s board of directors to three (3) and appointed Mr. Liam to fill the ensuing vacancy.

Also on June 28, 2012 Mr. Liam acquired a total of 4,000,000 shares of our common stock from Mr. David and Fouad Dasuka, one of our directors, for total consideration of $50,000.  The funds used for this share purchase were Mr. Liam's personal funds. Mr. Liam's 4,000,000 shares amount to approximately 83.2% of our currently issued and outstanding common stock.  In conjunction with the sale of their shares both Mr. David and Mr. Dasuka provided us with releases from any debt owed to them by our company.  Both the share purchase agreements and the releases are filed as exhibits to this Current Report on Form 8-K.

On June 29, 2012 both Mr. David and Mr. Dasuka resigned from our board of directors; decreasing the number of directors on our board to one (1).

Marlon Liam

Mr. Liam, 43, received a Bachelor of Arts with a major in Business Administration from De la Salle University, Manila, in 1992.  From January 1993 to April 2003 he was a Financing Manager for ABM Commodities in Binondo, Philippines.  His responsibilities included reviewing applications and providing recommendations for loans, interacting with clients and overseeing collection activities.  Since April 2003 Mr. Liam has been the Project Manager for Atlantis Management in Manila, Philippines.  At Atlantic, Mr. Liam is responsible for the development of new projects to aid in the expansion of the company, making recommendations to senior management on the company’s financing budget and administrative matters related to business management.

We appointed Mr. Liam to our board of directors due to his experience in operating businesses and education in business administration.

Our board of directors consists solely of Marlon Liam.  There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related persons had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

Item 9.01	Financial Statements and Exhibits

10.1	Release from Gilad David

10.2	Release from Fouad Dasuka

10.3	Share Purchase Agreement between Gilad David and Marlon Liam

10.4	Share Purchase Agreement between Fouad Dasuka and Marlon Liam

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET PROFITS TEN INC.
/s/ Marlon Liam
Marlon Liam
President and Director

Date:	________________________, 2012